EXHIBIT 24

P O W E R O F A T T O R N E Y

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints F. D. Clarke, III, and J. P. Morgan, Jr., and each of them, jointly and severally, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned the Annual Report on Form 10-K, and any amendments thereto, of The Standard Register Company for the year ended December 29, 2013, and to perform any acts necessary to be done in order to file such report with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/S/ F.D. Clarke, III	Chairman of the Board and Director	February 20, 2014
F. D. Clarke, III

/S/ J. P. Morgan, Jr.	President, Chief Executive Officer	February 20, 2014
J. P. Morgan, Jr.	and Director

/S/ R. M. Ginnan	Executive Vice President, Treasurer	February 20, 2014
R. M. Ginnan	and Chief Financial Officer

/S/ R. W. Begley, Jr.	Director	February 20, 2014
R. W. Begley, Jr.

/S/ A. J. Dinello	Director	February 20, 2014
A. J. Dinello

/S/ J. D. Klapstein	Director	February 20, 2014
J. D. Klapstein

/S/ R. E. McCarthey	Director	February 20, 2014
R. Eric McCarthey

/S/ R. A. Peiser	Director	February 20, 2014
R. A. Peiser

/S/ J. J. Schiff, Jr.	Director	February 20, 2014
J. J. Schiff, Jr.

/S/ J. Q. Sherman, II	Director	February 20, 2014
J. Q. Sherman, II